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                                                                    Exhibit 23.5


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 29, 2005 relating to the consolidated financial statements of dealerAccess Inc. for the year ended October 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Toronto, Ontario
Canada
July 26, 2005